Exhibit 3.1(uu)

CERTIFICATE OF INCORPORATION

OF

BARTER ACQUISITION CORPORATION

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of Delaware, does hereby certify:

FIRST:                   The name of the Corporation is Barter Acquisition Corporation.

SECOND:             The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, 19801, County of New Castle, and the name of its registered agent is The Corporation Trust Company.

THIRD:                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:              The total number of shares of stock which the Corporation shall have authority to issue is two hundred (200) shares, all of which shall be common stock with a par value of One Cent ($.01) per share.

FIFTH:                   The name and mailing address of the incorporator is:
Lane Newton Summers
Clinton Square
P.O. Box 1051
Rochester, New York 14603

SIXTH:                  The business and affairs of the Corporation shall be under the direction of a board of directors (the “Board of Directors”), and election of directors need not be by written ballot unless and to the extent the By-laws of the Corporation so provide.

SEVENTH:            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

EIGHTH:               No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.  Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:                  The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders, directors, and officers by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

TENTH:                 In the event that any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate of Incorporation shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders notwithstanding any such finding.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 27th day of March, 2000.

/s/ Lane Newton Summers
Lane Newton Summers, Incorporator

CERTIFICATE OF MERGER

OF

US XCHANGE, INC.

INTO

BARTER ACQUISITION CORPORATION

(Under Section 251 of the General Corporation Law of the State of Delaware)

Barter Acquisition Corporation, a Delaware corporation, does hereby certify:

FIRST:                    The name and state of incorporation of each of the constituent corporations of the merger is as follows:

(a)           US Xchange, Inc., a Delaware corporation; and

(b)           Barter Acquisition Corporation, a Delaware corporation.

SECOND:               An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by US Xchange, Inc. and Barter Acquisition Corporation in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:                  The name of the surviving corporation is Barter Acquisition Corporation.

FOURTH:              That the Certificate of Incorporation of Barter Acquisition Corporation a Delaware corporation, which is the surviving corporation, shall continue without amendments or changes except that Article I of Barter Acquisition Corporation’s Certificate of Incorporation shall be amended at the effective time of the merger to read as follows:  “The name of the corporation is US Xchange Inc.”

FIFTH:                   The surviving corporation is a corporation of the State of Delaware.

SIXTH:                   The executed Agreement and Plan of Merger is on file at the principal place of business of Barter Acquisition Corporation at 100 Chestnut Street, Suite 600, Rochester,

New York 14604.

SEVENTH:             A copy of the Agreement and Plan of Merger will be furnished by Barter Acquisition Corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHTH:                US Xchange, Inc. has authority to issue a single class of stock composed of 20,000 common shares without par value.

IN WITNESS WHEREOF, Barter Acquisition Corporation has caused this Certificate to be signed by its Vice President — Regulatory Affairs and General Counsel this lst day of August, 2000.

BARTER ACQUISITION CORPORATION

By:	/s/ Kim Robert Scovill
Name:	Kim Robert Scovill
Title:	Vice President — Regulatory Affairs and General Counsel

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

US XCHANGE, INC.

Under Section 242 of the General Corporation Law of the State of Delaware

THE UNDERSIGNED hereby certifies that:

FIRST:               The name of the corporation is US XChange, Inc. (the “Corporation”).

SECOND:         The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 27, 2000 stating that the name of the Corporation was Barter Acquisition Corporation.

THIRD:              The Certificate of Incorporation of the Corporation shall be amended by adding a new Article Eleventh as follows:

“ELEVENTH:   The Corporation shall not issue any non-voting equity securities in contravention of Section 1123(a)(6) of the United States Bankruptcy Code, Title 11, United States Code.”

FOURTH:          This Certificate of Amendment has been deemed approved without the need for Board of Directors or stockholder approval pursuant to Section 303 of the Delaware General Corporation Law (“DGCL”) because it is adopted pursuant to the Joint Plan of Reorganization of the Corporation under chapter 11 of title 11 of the United States Code, as filed with the United States Bankruptcy Court for the Southern District of New York on October 5, 2004 and confirmed on November 9, 2004.

FIFTH:               That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 303 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 18th day of November, 2004.

US XCHANGE, INC.

By:	/s/ Elizabeth J. McDonald
	Name:	Elizabeth J. McDonald
	Title:	Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “Corporation”) is US Xchange Inc.

2.             The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.             The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on 11th day of July, 2006.

/s/ James P. Prenetta Jr.
James P. Prenetta Jr., Exec. VP & Secretary